Exhibit 10.33
Summary of Certain 2006 Compensation Arrangements
for Named Executive Officers
     For information related to compensation paid to, and other compensatory arrangements with, our named executive officers for the fiscal year ended December 31, 2006, please refer to the information set forth under the caption “Item 11. Executive Compensation—Summary Compensation Table” in our annual report on Form 10-K for the year ended December 31, 2006, which report is being filed concurrently herewith.